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                                                                     EXHIBIT i.3


                              GODFREY & KAHN, S.C.
                             780 North Water Street
                               Milwaukee, WI 53202
                               Tel. (414) 273-3500
                               Fax (414) 273-5198



                                 January 6, 2003



Baird Funds, Inc.
777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202


Ladies and Gentlemen:

         We consent to the incorporation by reference in this Registration Statement of our opinion for the Baird MidCap Fund dated December 28, 2000 and our opinion for the Baird Horizon Growth, Baird Intermediate Bond, Baird Core Bond, Baird Aggregate Bond, Baird Short-Term Bond and Baird Intermediate Municipal Bond Funds dated April 27, 2001. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                       Very truly yours,

                                       /s/ Godfrey & Kahn, S. C.

                                       Godfrey & Kahn, S.C.